Exhibit 10-1
                                LINE OF CREDIT
                                LOAN AGREEMENT

     In consideration of the covenants and conditions hereafter contained, BANK ONE, UTAH, NA ("Bank" hereafter) and SKYHOOK TECHNOLOGIES, INC. ("Borrower" hereafter), agree as follows:

     1.     REPRESENTATIONS.

     A. To fund current operations and growth, Borrower has requested that Bank extend to Borrower a revolving line of credit (hereinafter "Line of Credit").

     B. Bank desires to lend to Borrower, on a revolving line of credit basis, the amount set forth herein as the Line of Credit Limit, pursuant to the terms and conditions of this Agreement and pursuant to the Loan Documents executed in connection herewith.

     C. All advances made to Borrower under this Line of Credit shall be secured by the Collateral described herein or in a Security Agreement executed in connection herewith.

     2.     DEFINITIONS AND ACCOUNTING TERMS.

     A. Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     "Accounts" means "accounts" as defined in the Utah Uniform Commercial Code adopted in the state of Utah.

     "Advance" means a borrowing under this Agreement.

     "Affiliated" means any Person, (1) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower or a subsidiary; (2) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the Borrower or any Subsidiary; or (3) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" means this Line of Credit Loan Agreement, as amended, supplemented, or modified from time to time.

     "Authorized Agent" means the Person or Persons authorized to execute and deliver this Agreement or any instrument or agreement required hereunder on behalf of the Borrower, as well as the Person or Persons authorized to obtain Advances on behalf of Borrower as described in this Agreement.
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     "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Salt Lake City, Utah are authorized or required to close under the laws of the State of Utah.

     "Collateral" means all property which is subject to the Lien granted by a Security Agreement or any other lien instrument.

     "Debt" means (1) indebtedness or liability for borrowed money;
(2) obligations evidenced by bonds, debentures, notes, or other similar instruments; (3) obligations for the deferred purchase price of property or services (including trade obligations); (4) obligations as lessee under capital leases; (5) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA; (6) obligations under letters of credit; (7) obligations under acceptable facilities; and (8) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; and, (9) obligations secured by any Liens, whether or not the obligations have been assumed.

     "Default" means any of the events specified in this Agreement under "Events of Default; Remedies," whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Event of Default" means any of the events specified in this Agreement under "Events of Default; Remedies", provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "GAAP" means generally accepted accounting principles in the United
States.

     "Guarantor" means William A. Fresh and Magellan Technology, Inc.

     "Guaranty" means the Guaranty to be delivered by the Guarantors under the terms of this Agreement.

     "Inventory" means "inventory" as defined in the Uniform Commercial Code, adopted in the State of Utah.

     "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) , or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention

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agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

     "Line of Credit Limit" means $750,000.00.

     "Loan Document" means this Agreement, any Security Agreement, Guaranty, or hypothecation or other document executed in connection with this Agreement.

     "Loan Index Rate" means the rate per annum charged and announced by Bank One, Columbus, NA, or its successors, from time to time as its "prime rate", which rate is not intended to be the lowest rate of interest charged by the Bank to its borrowers. The Loan Index Rate will change on each day that the "prime rate" changes.

     "Loan Interest Rate" means a variable interest rate which shall at all times during the term of this Agreement be equal to the total of the Loan Index Rate plus the applicable Margin as defined herein.

     "Margin" means the percentage points added to the Loan Index Rate to determine the Loan Interest Rate pursuant to this Agreement. The Margin is set forth above the signatures to this Agreement.

     "Maturity Date" means December 15, 1997.

     "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

     "Security Agreement" means the Security Agreement to be delivered by the Borrower under the terms of this Agreement.

     "Subsidiary" means, as to the Borrower, a other corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower.


     B. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements and all financial data

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submitted pursuant to this Agreement shall be prepared in accordance with such principles.

     3.   TERMS OF LINE OF CREDIT.

     A. Bank agrees to lend and Advance to Borrower f rom the date hereof amounts which do not exceed the Line of Credit Limit. Borrower agrees to repay all amounts borrowed and advanced in accordance with the terms described herein. The Line of Credit Limit is the maximum amount Bank may be required to advance to Borrower under this Agreement.

     B. It is understood that the amount available to Borrower will vary in accordance with Advances to Borrower and payments by Borrower.

     C. All funds available to Borrower under this Line of Credit will be advanced on oral or written demand of Borrower or Authorized Agent, and Bank shall not have the right to deny any such Advance unless this Agreement has been terminated prior to an Advance request. If indicated above the signatures to this Agreement, Borrower shall obtain Advances solely by delivering to Bank a written ADVANCE REQUEST FORM in a form approved by Bank.

     D.   Borrower may obtain Advances on the Line of Credit asfollows:

     (1) Bank will maintain a written or computerized ledger which will reflect all Advances, charges and payments made on the Line of Credit.

     (2) All of Borrower's transactions on the Line of Credit shall be executed solely through Authorized Agents. These are the only persons authorized to execute transactions for Borrower under this Agreement and Borrower shall cause these Authorized Agents to provide a specimen of their signatures. Borrower shall revoke the authority of its Authorized Agents or appoint other Authorized Agents only upon written notice to Bank given in accordance with this Agreement. Two (2) Authorized Agents are required are required to execute transactions for the Borrower.

     (3) All Advances made to Borrower under the Line of Credit shall be deposited immediately, but in no event later than the next regular banking day, into the deposit account designated by Borrower above the signatures to this Agreement.

     E. Loan Interest Rate. Borrower shall pay to Bank interest on the outstanding principal balance of all Advances obtained under the Line of Credit. The interest rate shall be the Loan Interest Rate. The Loan Interest Rate may change from time to time and the

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interest payable on the outstanding principal balance will fluctuate with changes in the Loan Interest Rate. Interest shall be computed daily on the basis of a 360 day year and charged on the number of actual days Advances are outstanding.

     F. Interest Payments. Bank will bill Borrower each month for interest due for the preceding month on total outstanding Advances from the Line of Credit. Interest will be due in arrears and the interest due must be paid to Bank on the due date shown on each billing statement. If payment is not received within ten (10) Business Days after the due date shown on the billing statement, Borrower authorizes Bank to charge the Line of Credit for the amount of the interest due for the preceding month so long as such charge does not cause the outstanding principal balance to exceed the Line of Credit Limit or the Borrowing Base, whichever is less. Bank, in failing to render an interest statement, does not waive its right to receive or collect interest payments.

     G. Principal Payments. Until Bank declares a termination of the Line of Credit following the occurrence and during the continuance of an Event of Default, or otherwise notifies Borrower in writing, Borrower may make payments on the principal balance of Advances outstanding on the Line of Credit in amounts and at such times as Borrower, in its sole discretion, determines. There shall be no pre-payment penalty.

     H. Origination and Amendment Fee. At the time of closing this Agreement, Borrower shall pay to Bank a loan origination fee of $1,875.00. All other fees and costs of documenting this Agreement, will be paid for by Borrower at the time of closing.

     I. Other Fees. Borrower shall pay to Bank a reasonable fee, including outside attorneys' fees, to amend the Loan Agreement or any of the Loan Documents. A reasonable fee may also be charged for Bank's review of any request by the Borrower to modify or waive any restrictive covenants. A fee charged to modify or waive a restrictive covenant does not imply that Bank consented to the modification or waiver, but is only to reimburse Bank for its time and effort in reviewing the request by Borrower. Bank shall issue a statement for these fees. If the fees are not paid by the 15th day of the following month, Borrower directs Bank to add the amount to the principal balance of the Loan. Failing to render a statement does not waive the right to receive or collect these fees.

     4.   COLLATERAL.

     A. The Collateral for all Advances made to Borrower under the Line of Credit and all accrued interest, costs and fees shall be all of the Borrower's Inventory and all rights to payment of money including but not limited to Accounts, contract rights,

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chattel paper, instruments, general intangibles and choses in action now owned or hereafter acquired and as further described in a Security Agreement or other lien instrument executed at any time prior to or in connection with this Agreement. In enforcing the terms of any Security Agreement, following Borrower's default, Bank shall not be required to liquidate the Collateral in any particular order. The Collateral is provided in consideration of the availability of funds under this Agreement, and no security interest shall be released or be deemed released until this Agreement has been terminated and all amounts Advanced have been paid in full. No junior Lien on any of Bank's Collateral shall affect the priority of any Advance made to Borrower under this Agreement.

     5.     TERMINATION.

     A. Termination by Borrower. Borrower may terminate this Agreement at any time by furnishing Bank with a written notice that this Agreement 'is terminated and coincidentally therewith paying all Advances, including interest, fees and charges, outstanding under the Line of Credit.

     B. Termination by Bank. In the event of Borrower's Default, and following notice and failure by Borrower to cure as required herein, Bank may terminate its obligation to make further Advances under this Agreement. Borrower's default is not waived by any action of Bank other than by a written waiver of Default.

     6. MATURITY.

Notwithstanding any provision herein to the contrary, all outstanding Advances together with accrued and unpaid interest, fees and charges shall mature and be due and payable in full on the Maturity Date.

     7. PLEDGE.

Borrower does hereby pledge to Bank and grant to Bank a security interest, perfected by possession, on all of Borrower's accounts, credits, assets or things of value that from time to time are in the possession and/or control of Bank. In the event of Default, as defined herein, and Borrower's failure to cure the Default, Bank may exercise its rights under the pledge and apply the pledged property to the outstanding balance of Advances due to Bank.

     8.   CONDITIONS PRECEDENT.

     A. Condition Precedent to the Loan. The obligation of Bank to make the Line of Credit Loan to Borrower is subject to the condition precedent that the Bank shall have received on or before

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the date of such Line of Credit each of the following, in form and substance satisfactory to Bank and its counsel:

          (i)  Agreement.  This Agreement duly executed by the Borrower.

          (ii) Security Agreement. A Security Agreement, duly executed by the Borrower, together with acknowledged copies of Financing Statements (UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Bank, desirable to perfect the security interest created by the Security Agreement.

          (iii) Evidence of all corporate action by the Borrower. Certified (as of the date of this Agreement) copies of all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of this Agreement and each other document to be delivered pursuant to this Agreement.

          (iv) Evidence of all corporate action by the Guarantor. Certified (as of the date of this Agreement) copies of all corporate action taken by the Guarantor, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Guaranty.

          (v) Arbitration Agreement. An Arbitration Agreement duly executed by Borrower and the Guarantors.

          (vi)   Guaranty, Guarantees duly executed by theGuarantors.

          (vii) Insurance and Landlord's Waiver. Evidence of insurance covering the Collateral in amounts and form acceptable to Bank and an executed Landlord's Waiver withregard to Inventory.

          (viii) Fees. All costs and fees required in connection with this Agreement have been paid.

          (ix) Additional Documentation. The Bank shall have received such other approvals, opinions, or documents as the Bank may reasonably request.


      9. REPRESENTATIONS AND WARRANTIES.

      The Borrower represents and warrants to the Bank that:

      A. Incorporation, Good Standing and Due Qualification.  The

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      Borrower and each of its Subsidiaries is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

      B. Corporate Power and Authority. The execution, delivery, and performance by the Borrower of this Agreement have been duly authorized by all necessary action and do not and will not (1) require any consent or approval of the stockholders of Borrower; (2) contravene Borrower's charter or bylaws;
(3) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System) , order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which it or its properties -may be bound or affected; (5) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by Borrower; and, (6) cause Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

      C. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

      D. Financial Statements. The balance sheet of the Borrower and its Subsidiaries as of December 31, 1995, and the related statements of income and retained earnings of the Borrower and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Bank, are complete and correct and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of the operations of the Borrower and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year-end adjustments in the case of the interim financial statements), and since October 31, 1996, there has been no material adverse change in the condition (financial, or otherwise), business, or operations of the Borrower or any Subsidiary. Except as stated above, there are no liabilities of

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 the Borrower or any Subsidiary, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business. No information, exhibit, or report furnished by the Borrower to the Bank in connection with the negotiation of this Agreement contained any material misstatement of f act or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

      E. Other Agreements. Neither the Borrower, nor any Subsidiary, is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of the Borrower or any Subsidiary, or the ability of the Borrower to carry out its obligations under this Agreement. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

      F. Litigation. There is no pending or threatened action or proceeding against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency, or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower to perform its obligation under this
 Agreement.

      G.  No Defaults on Outstanding Judgments or Orders.  The
 Borrower and its Subsidiaries have satisfied all judgments, and neither the Borrower nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

      H. Ownership and Liens. The Borrower and each Subsidiary have title to, or valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the financial statements referred to herein (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or any Subsidiary and none of their leasehold interests is subject to any Lien, except such as may be permitted pursuant to this Agreement.

      I. Operation of Business. The Borrower and its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their

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respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and its subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing.

      J. Taxes. The Borrower and each of its Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties.

      10. AFFIRMATIVE COVENANTS.

So long as this Agreement shall remain in effect, the Borrower will:

      A. Maintenance of Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

      B. Maintenance of Records. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower and its Subsidiaries.

      C. Maintenance of Properties. Maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

      D. Conduct of Business. Continue, and cause each Subsidiary to continue, to engage in an efficient and economical manner in a business of the same general type as now conducted by it on the date of this Agreement.

      E. Maintenance of Insurance. Maintain, and cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

      F. Compliance with Laws. Comply, and cause each Subsidiary to comply, in all respects with all applicable laws, rules,

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regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property.

      G. Right of Inspection. At any reasonable time and f rom time to time, permit the Bank or any agent or representative thereof to examine and make copies of and abstracts f rom the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with any of their respective officers and directors and the Borrower I s independent accountants.

      H.   Reporting Requirements.  Furnish to the Bank:

          (1) Annual financial statements of Borrower. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and statements of income and retained earnings of the Borrower and its Subsidiaries for such fiscal year and statements of cash flows of the Borrower and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and certified correct by an officer of the Borrower.

          (2) Annual financial statements of Magellan. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and statements of income and retained earnings of the Borrower and its Subsidiaries for such fiscal year and statements of cash flows of the Borrower and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding. date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and as to the consolidated statements accompanied by an opinion thereon acceptable to the Bank by certified public accountants selected by the Borrower and acceptable to the Bank.

          (3) Financial Statements and Tax Returns of Fresh. Annual financial statements of William A. Fresh and a copy of his prior year's federal income tax return within 30 days of filing said tax return.

          (4) Notice of litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of the Borrower or such Subsidiary.

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          (5)  Notice of Default and Events of Default.  As soon as possible and in any event within fifteen (15) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto.

          (6) General information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

     I. Environment. Be and remain, and cause each Subsidiary to be and remain, in compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder, notify the Bank immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Bank immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit the Bank to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at the Bank's request, and at the Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Bank, and such other and further assurances reasonably satisfactory to the Bank that the condition has been corrected.

     11. NEGATIVE COVENANTS.

So long as any Advance shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower will not:

     A. Liens. Create, incur, assume, or suffer to exist, or permit any subsidiary to create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

      (1)  Liens in favor of the Bank;

      (2) Liens for taxes and assessments or other governmental charges or levies if not yet due and payable or,

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if due and payable, if they are being contested in good faith by appropriate proceedings and f or which appropriate reserves are maintained;

     (3) Liens imposed by law, such as mechanics', materialmen's, landlord's, warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than ninety (90) days or which are being contested in good faith in appropriate proceedings and for which appropriate reserves have been established;

     (4) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation;

     (5) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance, or other similar bonds, or other similar obligations arising in the ordinary course of business;

     (6)  Liens existing as of the date of this Agreement.

     (7) Judgment and other similar Liens arising in connection with Court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

     (8) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

     (9) Liens securing obligations of a Subsidiary to the Borrower or another subsidiary.

     B. Debt. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Debt, except:

     (1)  Debt of the Borrower under this Agreement;

     (2) Debt as of the date of this Agreement as shown on the financial statement dated October 31, 1996;

     (3)   Debt of the Borrower subordinated on terms

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
     satisfactory to the Bank to the Borrower's obligations under this Agreement;

     (4) Debt of the Borrower to any subsidiary or of any Subsidiary to the Borrower or another subsidiary;

     (5) Accounts payable to trade creditors for goods or services which are acquired in the ordinary course of Borrower's and Subsidiaries business.

     C. Mergers, Etc. wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, or permit any Subsidiary to do so, except that (1) any Subsidiary may merge into or transfer assets to the Borrower and (2) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary.

     D. Leases. Create, incur, assume, or suffer to exist, or permit any subsidiary to create, incur, assume, or suffer to exist, any obligation as lessee f or the rental or hire of any real or personal property, except:
 (1) leases existing on the date of this Agreement and any extensions or renewals thereof; (2) leases which do not in the aggregate require the Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance, and similar expenses which the Borrower or any subsidiary is required to pay under the terms of any lease) in any fiscal year of the Borrower in excess of $60,000; and, (3) leases between the Borrower and any Subsidiary or between any Subsidiaries.

     E. Sale and Leaseback. Sell, transfer, or otherwise dispose of, or permit any subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

     F. Dividends. Declare or pay any dividends; or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets, or obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower or another Subsidiary, except that the Borrower (1) may declare and deliver dividends and make distributions payable solely in common stock of the Borrower and (2) may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock.

     G. Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose of, or permit any Subsidiary to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables, and leasehold interests), except: (1) inventory disposed of in the ordinary course of business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business; and (3) that any Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Borrower.

     H. Investments. Make, or permit any Subsidiary to make, any loan or advance to any Person, or purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, or participate as a partner or joint venturer with any other Person, except: (1) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (2) commercial paper of a domestic issuer rated at least "A-111 by Standard & Poor's Corporation or "P-111 by Moody's Investors Service, Inc.; (3) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank having capital and surplus in excess of Fifty Million Dollars $50,000,000); and, (4) stock, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any subsidiary.

     I. Guaranties, Etc. Assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net work, or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     J. Transactions With Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     12. EVENTS OF DEFAULT; REMEDIES.

If one or more of the following events shall occur ("Events of Default" or an "Event of Default"):

     A. Borrower shall default in the due and punctual payment of principal or interest on the Line of Credit or any other of its obligations due to Bank or any part thereof, when the same become due and payable, whether at maturity or otherwise; or

     B. Borrower shall fail to pay any other of its debts or fail to perform or observe any other of the terms, provisions, covenants, restrictions, agreements or obligations to be performed by it under this Agreement, or under agreements or instruments given under this Agreement; or

     C. Any representation or warranty made in writing by or on behalf of Borrower herein or pursuant hereto or otherwise in any report, certificate or other instrument furnished in connection with this Agreement shall prove to have been inaccurate or incomplete in any material respect on the date which it was made; or

     D. Borrower shall be adjudicated bankrupt or insolvent, or generally not pay its debts as they become due, or make an assignment for the benefit of creditors; or Borrower shall apply for or consent to the appointment of a custodian, receiver, trustee, or similar officer for it or for all or substantially all of its property.

THEN, Bank, upon the occurrence of any Event(s) of Default, may terminate this Agreement and, in addition, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by
Borrower:

          (a) declare the unpaid principal balance, and all-interest thereon and all other amounts payable under this Agreement immediately due and payable.

          (b) immediately, without expiration of any further period of grace, enforce payment of all obligations of Borrower to Bank under this Agreement and under agreements executed in connection herewith and may exercise any and all other remedies granted to Bank at law, in equity or otherwise.

          (c) exercise all of Bank's rights under the terms of any security agreement, assignment, trust deed, pledge or other lien document executed in connection herewith.

     E. Borrower agrees that after the exercise by Bank of the remedies specified above and both before and after judgment, the obligations due hereunder shall accrue interest until paid at the rate of eighteen percent (18%) per annum.

     F. After default, Borrower agrees to pay all reasonable expenses and fees including reasonable attorney's fees and court costs incurred in the collection of the obligations and/or incurred in any bankruptcy or insolvency proceedings or in any arbitration proceedings.

     13.  MISCELLANEOUS.

     A. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and f or the specific purpose f or which given.

     B. Notices, Etc. All notices and other communications provided for under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered, if to the Borrower, at its address shown above the signatures to this Agreement, and if to the Bank, at its address shown above the signatures to this Agreement; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. Except as otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in the mails or delivered to the telegraph company, or sent, answerback received, respectively, addressed as aforesaid.

     C. No Waiver. No failure or delay on the part of the Bank in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

     D. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement or document to which the Borrower is a party without the prior written consent of the Bank.

     E. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses incurred by the Bank in connection with the preparation, execution, delivery, filing, and administration of this Agreement, and of any amendment, modification, or supplement to this Agreement, including, without limitation, the fees and out-of-pocket expenses of counsel for the Bank incurred in connection with advising the Bank as to its rights and responsibilities hereunder. The Borrower also agrees to pay all such costs and expenses, including court costs, incurred in connection with enforcement of this Agreement, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise.

     F. Integration. This Agreement contains the entire agreement between the parties relating to the subject matter, hereof and supersedes all oral statements and prior writings with respect thereto.

     G. Indemnity. The Borrower hereby agrees to defend, indemnify, and hold the Bank harmless from and against any and all claims, damages, judgments, penalties, costs and expenses (including attorney fees and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of the Borrower and its subsidiaries', its predecessors in interest, or third parties with whom it has a contractual relationship, or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or other person.
This indemnity shall survive termination of this Agreement.

     H. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

     I. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any. other jurisdiction.

     J. Jury Trial Waiver. THE BANK AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR

COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS. NO OFFICER OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

The Agents authorized to act for Borrower under this Agreement are:

          NAME                                 SIGNATURE
          ----                                 ---------

William A. Fresh                          /s/ William A. Fresh
------------------------                  --------------------------

Reginald Hughes                           /s/ Reginald Hughes
------------------------                  --------------------------

The additional percentage points ("Margin") to be added to the Loan Index Rate are 1.5 percentage points. The initial Loan Interest Rate payable on Advances made under the Line of Credit is 9.75% per annum.

A written Advance Request Form shall be required: X Yes ___ No. Signatures of two (2) agents required.

All advances on the Line of Credit shall be deposited into Account No.
1368-7673.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by authority duly given as of this 27th day of December, 1996.

        BANK:                               BORROWER:
        BANK ONE, UTAH, NA                  SKYHOOK TECHNOLOGIES, INC.
        By: /s/ Stephen A. Cazier           By: /s/ Reginald Hughes
            ------------------------            -------------------------
        Title:  V.P.                        Title: President & COO
              ----------------------               ----------------------

Address:                               Address:
80 West Broadway #200                  1216 South 1580 West Suite B
Salt Lake City, Utah 84101             Orem, Utah 84058

                                                                Exhibit 10-2
                            STRATEGIC ALLLIANCE

                                  BETWEEN

          SKYHOOK TECHNOLOGIES, INC. AND TRACOR AEROSPACE, INC.

                                     I

     This Strategic Alliance (herein referred to as the "AGREEMENT") is made and entered into as of 18 September 1996 between SkyHook Technologies, Inc. (herein referred to as "STI"), a Utah corporation, and Tracor Aerospace, Inc. (herein referred to as "TRACOR'), a Texas corporation, who are the PARTIES (each being a PARTY) to this AGREEMENT. The companies desire to enter into a long-term business relationship wherein TRACOR will manufacture STI's multi-hook Cargo Management System (CMS) for delivery to domestic and foreign customers. In consideration of the mutual promises contained herein, the parties agree as follows:

I . STRATEGIC TEAM RESPONSIBILITIES.

    (a) STI has completed the design of the PRODUCT (as defined in Paragraph 2 below) in its present, form and will continue to be responsible for the engineering development of the PRODUCT to meet customer needs and to respond to competitive considerations. The engineering function will include hardware and software development and configuration management. STI will be responsible for marketing the PRODUCT to foreign and domestic customers.

    (b) TRACOR will be the manufacturer and installer of the PRODUCT and will make its expertise in this area available to STI to optimize such activities. TRACOR may provide sales and marketing assistance to STI for domestic and foreign sales. Such assistance may include development of strategic marketing plans, identification of potential customers, distribution of sales literature, introduction of STI sales personnel to potential customers and recommending other strategic sales and marketing activities.

     2.   PRODUCT DEFINED.

     The PRODUCT to be manufactured by TRACOR for STI is STI's proprietary, patented Cargo Management System (CMS). It is a multi-hook helicopter cargo transport device consisting of hardware, software and electronics. The PRODUCT is currently offered in three and six hook configurations. TRACOR shall be provided with updated engineering drawings, specifications and any other pertinent information prior to commencing the manufacture of the PRODUCT. STI represents and warrants that such engineering drawings, specifications and other pertinent information are sufficiently complete and accurate so as to enable a reasonably skilled manufacturer of the type of equipment delineated therein to manufacture the PRODUCT in accordance with the specifications applicable thereto. In the event any discrepancies or shortcomings in such documents come to light STI will promptly take appropriate action to correct or supplement such documents; TRACOR will assist in such corrective actions as required. STI will maintain configuration control and shall be responsible for configuration management of the PRODUCT.

3.   PROCUREMENT PROCEDURE.

     The PARTIES will develop a format for a purchase order to be issued by STI to TRACOR for each batch of PRODUCT to be manufactured and/or installed. Each purchase order will provide all of the information required to manufacture and/or install the PRODUCT.

4.   PRICING.

     Initial prices will be those quoted by TRACOR in its "SkyHook CMS Pricing" quote dated 8/2/96 at 3:36 PM (see Exhibit A), plus or minus any adjustments made for final design changes, test requirements and scope changes, as required. Price adjustments will be made following the same pricing methodology used by TRACOR to price the original quote shown in Attachment A. The price for other PRODUCT configurations will be calculated by TRACOR following the same pricing methodology used by TRACOR to price the three-hook unit. Once the prices have been adjusted as defined above and agreed to by the PARTIES, those prices shall remain in effect for a period of eighteen (I8) months. Prices shall be renegotiated by the PARTIES from time to time thereafter in good faith, consistent with the original pricing methodology.

5.   LEAD TIME.

     TRACOR will make the first shipment of PRODUCT 90 days after receipt of order, but will use its best efforts to reduce this delivery time. The PARTIES will mutually agree on the delivery rate for subsequent deliveries on each purchase order placed by STI.

6.   PAYMENT TERMS.

    During the first 18 month period of this AGREEMENT, STI will pay TRACOR the net amount due ninety days ("Net 90") from the date TRACOR ships PRODUCT. Payment terms on subsequent deliveries will be determined by mutual agreement of the PARTIES, consistent with business conditions and customer payment terms.

7.   FOB POINT AND SHIPPING.

     The FOB point is TRACOR's plant. On the day TRACOR ships PRODUCT, it win fax to STI the shipping information, including cost, and STI will bill the customer for shipping costs. TRACOR will drop-ship PRODUCT to any non-restricted country, per Purchase Order instructions. STI will abide by any export restrictions placed upon it by any United States government entity with export jurisdiction.

8.   EXPORT/IMPORT.

     TRACOR will assist STI with all domestic and foreign export/import requirements, with details to be worked out between the PARTIES as soon as possible. As seller of the PRODUCT, STI will retain primary responsibility for export/import requirements.

9.   WARRANTY.

    As the manufacturer of the PRODUCT, TRACOR provides a one-year warranty on materials and workmanship. The standard warranty is attached hereto as Exhibit B.

10.  ADDITIONAL INSURED.

     TRACOR shall name STI as additional insured under its product liability insurance with respect to that portion of the PRODUCT manufactured by TRACOR, with liability limits per occurrence of $ 10 million.

11.  QTP AND ATP.

     TRACOR shall fabricate and test the PRODUCT in accordance with test procedures to be jointly developed and approved by STI and TRACOR. The PARTIES anticipate that one standard QTP (to be defined by the PARTIES) will apply to all or most PRODUCT manufactured, and a standard ATP
(to be defined by the PARTIES) will apply to each customer's order. However, the PARTIES recognize that unique tests may be required by some customers, and that customer-specific ATP's will be developed in such circumstances.

12.  CONFIDENTIALITY.

     On 2 August 1996, the PARTIES hereto signed an "Agreement for Non-Disclosure of Proprietary Information (Mutual Exchange)" which is made a part of this AGREEMENT by reference. Terms of this Non-Disclosure Agreement shall remain in effect for two years after the termination of this AGREEMENT.

13.  ASSIGNMENT.

     The PARTIES shall not assign, contract, grant a license or otherwise transfer any or all of their rights or obligations arising under this AGREEMENT without the prior written consent of the other PARTY, except that either PARTY may subcontract work to its affiliated companies.

14.  INTELLECTUAL PROPERTY RIGHTS

     (a) STI hereby establishes TRACOR as the exclusive manufacturer and installer of the PRODUCT throughout the term of this Agreement and consents to TRACOR's use of the engineering drawings, specifications and other documents referred to in paragraph 2 of this Agreement in the manufacture and installation of the PRODUCT. TRACOR shall not be required to make any payment to STI for the use of such documents. Except for the right to manufacture and install the PRODUCT, TRACOR shall not acquire any intellectual property rights to the PRODUCT or enhancements thereto existing on the date of this AGREEMENT PRODUCT modifications resulting after the date of this Agreement from the normal process of re-engineering shall be the sole and exclusive property of STI, regardless of whether STI or TRACOR recommends such modifications.


     (b) In the event TRACOR offers technology to STI for use in connection with the PRODUCT and STI wishes to utilize such technology, the PARTIES will jointly determine an equitable basis for compensating TRACOR for the use of such technology prior to its implementation by STI.

15.  ATTORNEYS FEES.

     In the event that either PARTY hereto shall be found in default or breach of this AGREEMENT by a court of competent jurisdiction, said PARTY shall be liable to pay all reasonable attorneys' fees, court costs and other related collection costs and expenses incurred by the non-defaulting or non-breaching PARTY in prosecuting its rights hereunder.

16.  GOVERNING LAW AND DISPUTES.

     This AGREEMENT, and all matters relating hereto, including any matter or dispute arising out of the AGREE , shall be interpreted, governed and enforced according to the laws of the State of Utah. The PARTIES shall use their best efforts to resolve any disputes regarding the performance of this AGREE by good faith mutual consultation. If both PARTIES agree, disputes may be submitted for determination by arbitration, mediation or other means of alternative dispute resolution.

17.   AMENDMENT

       This AGREEMENT may be amended at any time upon agreement of the PARTIES hereto, which amendment(s) must be reduced to writing and signed by both PARTIES in order to become effective.

18.  SEVERABILITY.

     In the event that any provision of this AGREEMENT, or any operation contemplated hereunder, is found by a court of competent jurisdiction to be inconsistent with, or contrary to any law, ordinance or regulation, the latter shall be deemed to control and the A shall be regarded as modified accordingly and, in any event, the remainder of this AGREEMENT shall continue in full force and effect.

19.  ENTIRE AGREEMENT.

     This AGREEMENT constitutes and represents the entire AGREEMENT of the parties hereto with respect to the subject matter hereof, and all other prior agreements, covenants, promises and conditions verbal or written between these parties are incorporated herein. No PARTY hereto has relied upon any other pronuse, representation or warranty, other than those contained herein, in executing this AGREEMENT.

20.  TERM AND TERMINATION.

     The initial term of this Agreement shall be three years, and it shall automatically renew for successive three-year periods thereafter unless either PARTY shall have given the other written notice of cancellation at least twelve months prior to the renewal date. During the period after either PARTY shall have given such notice of cancellation both PARTIES shall continue to fulfill their obligations hereunder.

21.  NOTICE AND REPRESENTATIVES.

     Any notice required by this AGREEMENT to be given in writing shall be sent via facsimile transmission with receipt confirmed by telephone, or sent by registered mail, return receipt requested, using the phone and fax numbers and addresses listed below:

      SkyHook Technologies, Inc.                    Tracor Aerospace,Inc.
      1216 South 1580 West, Suite B                 6500 Tracor Lane
      Orem, Utah 84058                              Austin, Texas 78725-2070
                                                    Attn.: General Counsel
      Telephone: 801-765-0040                       Telephone: 215-822-2929
      Fax: 801-765-0045                             Fax: 215-822-6056

Routine written and verbal correspondence between the PARTIES shall be directed to the following individuals or to their designated representative:

FOR STI:                                     Phil Dietz, Manufacturing Manager
FOR TRACOR:                                  Scott Wolf, Program Manager

22.  BINDING EFFECT.

     This AGREEMENT shall be binding upon and inure to the benefit of the PARTIES hereto, their successors and permitted assigns.

     The individuals signing below in their official capacities warrant that they are fully authorized by the Articles, Bylaws and/or board resolutions of their respective corporations to execute this AGREEMENT for and in behalf of their respective corporations, and that said corporations are fully bound thereby.


SKYHOOK TECHNOLOGIES, INC.                TRACOR AEROSPACE, INC.



By:     /s/ Reginald Hughes              By:    /s/ George R. Melton
     -------------------------------          ----------------------------
        Name: Reginald Hughes                   Name: George R. Melton
         Title: President                        Title: President

Date:    26 Sept 96                      Date:    26 Sept. 96
      ------------------------------           ---------------------------

                                  EXHIBIT A

                            SKYHOOK CMS PRICING

                          Quantity      Unit Price
                          --------      ----------

                               5         $39,000
                           10-15         $36,000
                           16-25         $33,000
                           26-50         $28,000
                          51-100         $26,000
                         101-200         $22,000
                         201-500         $20,000

                                  EXHIBIT B
                                  ---------

                                  Warranty
                                  --------

TRACOR warrants that each PRODUCT manufactured by TRACOR will be new and unused and will be delivered free from defects in material and workmanship and will satisfy the requirements specified in the PRODUCT specifications. This warranty will be effective for one year from the date of receipt by STI or STI's customer, whichever occurs earlier. If a defect appears in the PRODUCT within one year from the date of delivery by TRACOR and STI notifies TRACOR within such one year period plus 15 days and returns the defective equipment or part thereof with transportation charges prepaid, TRACOR shall thereupon correct any defect, including nonconformance with the specifications, at its option, either by repairing or replacing any defective part or parts, and shall deliver the repaired or replaced part to STI with transportation charges prepaid.

The foregoing warranty shall not apply to any PRODUCT that has been subject to misuse, neglect, accident, improper application, or exposure to an environment beyond the limits described in the specification, nor to any product that has been altered or repaired outside of TRACOR's factory without TRACOR's written consent, nor to any product component that is consumed in ordinary use such as, but not limited to, lamps, knobs, and gaskets. Nor shall the warranty extend to anyone other than STI and STI's immediate customer.

THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTY AGAINST INFRINGEMENT, AND ALL SUCH OTHER WARRANTIES ARE HEREBY DISCLAIMED AND EXCLUDED BY TRACOR.

All failures caused by and attributed to normal wear and tear or improper maintenance, use or repairs by STI or third parties are not defects and are excluded from the warranty.

In no event shall TRACOR be liable for consequential damages of any nature.